Exhibit 23.2

Consent of Independent Registered Public Accounting Firm	Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691

The undersigned hereby consents to the incorporation by reference into the Registration Statement on Form S-4 Amendment No. 5 of Hut 8 Corp. being filed with the United States Securities and Exchange Commission, of its report dated March 8, 2023, on the consolidated statements of financial position of Hut 8 Mining Corp. as at December 31, 2022 and 2021, and the consolidated statements of comprehensive income (loss), the consolidated statements of changes in equity and the consolidated statements of cash flows for the years then ended, and notes to the consolidated financial statements including a summary of significant accounting policies, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The undersigned further consents to reference of the undersigned’s name under the heading “Experts” in the prospectus included in the registration statement.

Yours very truly,

/s/ RAYMOND CHABOT GRANT THORNTON

Chartered Professional Accountants

Montreal, Quebec, Canada

September 18, 2023

Member of Grant Thornton International Ltd	rcgt.com